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                                                                     Exhibit 3-C


                       CERTIFICATE OF OWNERSHIP AND MERGER
                                     MERGING
                           COLUMBIA ENERGY GROUP, INC.
                                      INTO
                          THE COLUMBIA GAS SYSTEM, INC.
                     (Pursuant to Section 253 of the General
                    Corporation Law of the State of Delaware)

         The Columbia Gas System, Inc., a corporation organized and existing under the laws of the State of Delaware (this "Corporation"), DOES HEREBY
CERTIFY:

         FIRST: That this Corporation owns all of the outstanding shares of common stock (the only outstanding class of stock) of Columbia Energy Group, Inc., a corporation incorporated on the 17th day of November 1997, pursuant to the General Corporation Law of the State of Delaware, 8 Del. C. Sections
101 et seq. (the "DGCL").

         SECOND: That this Corporation, by resolutions (the "Resolutions of Merger") duly adopted by its Board of Directors, at a meeting thereof duly called and held on the 19th day of November, 1997, at which a quorum was present and acting throughout, determined to effect a merger of said Columbia Energy Group, Inc. into itself, pursuant to Section 253 of the DGCL, in which this Corporation shall be the surviving corporation (the "Merger"). A true and correct copy of the Resolutions of Merger is annexed hereto as Exhibit A and incorporated herein by reference. The Resolutions of Merger have not been amended, modified, rescinded or revoked and are in full force and effect on the date hereof.

         THIRD: That, as provided in the Resolutions of Merger: (a) Pursuant to
Section 253(b) of the DGCL, upon the Merger becoming effective, the name of the surviving corporation shall be changed from "The Columbia Gas System, Inc." to "Columbia Energy Group"; and (b) Pursuant to Section 102(a)(I) of the DGCL, the undersigned hereby certifies that the surviving corporation's total assets, as defined in 8 Del. C. Section 503(i), are not less than $10,000,000.00.

         FOURTH: That the Merger shall become effective at 5:00 p.m. upon the date of filing of this certificate with the Office of the Secretary of State of the State of Delaware.

         IN WITNESS WHEREOF, The Columbia Gas System, Inc., has caused this Certificate to be executed and acknowledged in accordance with Section 103 of the DGCL by Oliver G. Richard III, its Chairman, President and Chief Executive Officer.

                                    THE COLUMBIA GAS SYSTEM, INC.



                                    By /s/ Oliver G. Richard III
                                       -------------------------------
                                       Oliver G. Richard III
                                       Chairman, President and
                                       Chief Executive Officer